UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 1, 2024

Date of Report (Date of Earliest Event Reported)

ITRON, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, Washington 99019

(Address of Principal Executive Offices, Zip Code)

(509) 924-9900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ITRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 5, 2024, Itron, Inc. announced the acquisition of Elpis2, Inc. A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 1, 2024, Itron, Inc. (Itron) completed the acquisition of 100% of the shares Elpis2, Inc. (Elpis Squared), a privately held software and services company based in California. This acquisition provides value to Itron through the leverage of Elpis Squared’s utility grid analytics, services, and operational software platforms to enhance Itron’s Outcomes offerings.

The purchase price for this acquisition is $35 million, with adjustment for the final working capital amount, to be determined 90 days following the transaction’s close. The purchase was funded through cash on hand.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release Dated March 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

	By:	/s/ JOAN S. HOOPER
Dated: March 5, 2024		Joan S. Hooper
Senior Vice President and Chief Financial Officer